Exhibit 1.1

EXECUTION VERSION

GOL LINHAS AÉREAS INTELIGENTES S.A.

14,000,000 AMERICAN DEPOSITARY SHARES
(REPRESENTING 28,000,000 NON-VOTING PREFERRED SHARES, NO PAR VALUE)

UNDERWRITING AGREEMENT

March 21, 2019

Exhibit 1.1

EXECUTION VERSION

March 21, 2019

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

MOBI Fundo de Investimento em Ações (the “Selling Shareholder”), a Brazilian investment fund and a shareholder of Gol Linhas Aéreas Inteligentes S.A., a Brazilian corporation (sociedade anônima) (the “Company”), proposes to lend to Merrill Lynch International (the “ADS Borrower”), pursuant to and upon the terms set forth in the ADS lending facility agreement (the “ADS Lending Agreement”) dated as of the date hereof, among the Company, the Selling Shareholder and the ADS Borrower, a number of American Depositary Shares (the “ADSs”) equal to the Maximum Number of ADSs (in each case when used in this Agreement, as defined in the ADS Lending Agreement) under the ADS Lending Agreement, such Maximum Number of ADSs being 14,000,000 as of the date hereof (representing, as of the date hereof, 28,000,000 non-voting preferred shares (ações preferenciais) (no par value) of the Company (the “Preferred Shares”)). The Company has been advised that the ADS Borrower will transfer up to the Maximum Number of ADSs to one or more of the several Underwriters named in Schedule I hereto (the “Underwriters”), which will sell such ADSs in the public offering described below. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Evercore Group L.L.C. shall act as representatives (the “Representatives”) of the several Underwriters.

All of the ADS shall be deposited pursuant to the Deposit Agreement, as defined below. The ADSs, together with the Preferred Shares represented by such ADSs, shall be hereinafter referred to as the “Securities.” Each ADS will represent, as of the date hereof, two Preferred Shares. The ADSs delivered to the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the Amended and Restated Deposit Agreement, dated as of April 17, 2017, among the Company, The Bank of New York, as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the ADRs (the “Deposit Agreement”).

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus together with the documents set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Concurrently with the offering of the Securities, Gol Equity Finance, a public limited liability company (societé anonyme), incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) with its registered office at 48, Boulevard Grande-Duchesse Charlotte, L-1330, Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B224920 (“Gol Equity Finance”), is proposing to issue and sell to several initial purchasers US$300,000,000 principal amount of its 3.75% Exchangeable Senior Notes Due 2024 (the “Exchangeable Notes”) (or up to US$345,000,000 principal amount of Exchangeable Notes if the initial purchasers under the Notes Purchase Agreement exercise their option to purchase additional Exchangeable Notes in full). The Exchangeable Notes are being sold in accordance with a purchase agreement (the “Notes Purchase Agreement”) dated the date hereof, among Gol Equity Finance, as issuer, the Company and Gol Linhas Aéreas S.A. as guarantors, and the initial purchasers listed therein. The Exchangeable Notes will be issued pursuant to the provisions of an Indenture to be dated on or about March 26, 2019 (the “Indenture”) among Gol Equity Finance as issuer, the Company and Gol Linhas Aéreas S.A. (“GLA”) as guarantors, and The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent. The Exchangeable Notes will be fully, unconditionally and irrevocably guaranteed (the “Guarantees”) by the Company and GLA. The Preferred Shares for the purposes of the exchange will be issued by the Company upon exercise by Gol Equity Finance of the Warrants to be issued by the Company and acquired by Gol Equity Finance (the “Warrants”) pursuant to the terms of the Indenture.

In connection with the offering of the Exchangeable Notes, Gol Equity Finance is separately entering into capped call transactions with one or more of the initial purchasers (or affiliates thereof) of the Exchangeable Notes (the “Capped Call Counterparties”), in each case pursuant to capped call confirmations (the “Capped Call Confirmations”) to be dated the date hereof, and in connection with any exercise of the initial purchasers’ option to purchase additional Exchangeable Notes, Gol Equity Finance and the Capped Call Counterparties may enter into additional capped call transactions pursuant to additional capped call confirmations (the “Additional Capped Call Confirmations”).

                         1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the ADS Borrower that:

                                                    (a)            The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge, threatened by the Commission.

                                                   (b)            A registration statement on Form F-6 (File No. 175973) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued; and no proceeding for that purpose has, to the best of the Company’s knowledge, been initiated or threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “ADS Registration Statement”).

                                                    (c)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at any Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the ADS Registration Statement based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 11(a) hereof.

                                                   (d)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

                                                    (e)            Each of the Company and the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of Luxembourg, Brazil or the Cayman Islands, as applicable, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined in Section 1(l)).

                                                    (f)            This Agreement has been duly authorized, executed and delivered by the Company.

                                                   (g)            Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement and the ADS Lending Agreement, such ADRs will be duly authorized and validly issued, will have been issued in compliance with all applicable U.S. securities laws, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

                                                   (h)            The Deposit Agreement was duly authorized, executed and delivered by Company and, assuming due authorization, execution and delivery by the Depositary, is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally (collectively, the “Enforceability Exceptions”) and (ii) equitable principles of general applicability.

                                                     (i)            The Warrants have been duly authorized by the Company, and when executed and delivered by Company, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions and equitable principles of general applicability.

                                                     (j)            The ADS Lending Agreement has been duly authorized, executed and delivered by the Company and, assuming the respective parties thereto (other than the Company) have satisfied those legal requirements that are applicable to them to the extent necessary to make the ADS Lending Agreement enforceable against them, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and equitable principles of general applicability; and the ADS Lending Agreement conforms in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

                                                   (k)            Each of the other Transaction Documents to which the Company is a party has been duly authorized by the Company, and when executed and delivered by the Company will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and equitable principles of general applicability. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

                                                     (l)            Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean (i) any material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries (as defined below) or (ii) any material adverse effect on the ability of the Company or the Selling Shareholder to perform their obligations under this Agreement, the Securities, the Exchangeable Notes, the Indenture, the Guarantees, the Deposit Agreement, the ADS Lending Agreement, the Notes Purchase Agreement, the Registration Rights Agreement (as defined below) or the Capped Call Confirmations, as applicable (each, a “Transaction Document” and collectively “Transaction Documents”).

                                                 (m)            The Company has no direct or indirect subsidiaries other than those listed in Exhibit C hereto (each a “Subsidiary” and collectively the “Subsidiaries”). All of the issued shares of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and, other than the first priority security interest in the common shares of Smiles S.A. in favor of Delta Air Lines, Inc. pursuant to a Shares, Assets and Credit Rights Pledge Agreement dated August 21, 2015 (as amended from time to time), are owned directly by the Company free and clear of all security interests, claims, liens, equities or other encumbrances.

                                                   (n)            The outstanding non-voting preferred shares of the Company, including the Securities to be delivered by the Selling Shareholder to the ADS Borrower for sale by the Underwriters, have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding non-voting preferred shares of the Company, including the Securities to be delivered to the ADS Borrower by the Selling Shareholder for sale by the Underwriters, was issued in violation of the preemptive or other similar rights of any security holder of the Company.

                                                   (o)            The Securities to be delivered by the Selling Shareholder (i) have been duly authorized and, when delivered in accordance with the terms of the ADS Lending Agreement and this Agreement, will be validly issued, fully paid and non-assessable, (ii) the delivery and sale thereof will not be subject to any preemptive or similar rights that have not been effectively waived nor give rise to any registration rights relating to the Preferred Shares or any other securities of the Company (other than those described in the Time of Sale Prospectus or paragraph (w) of this section), (iii) are free and clear of any security interests, claims, liens, equities or other encumbrances, and (iv) will be on any Closing Date valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions and equitable principles of general applicability.

                                                   (p)            Neither the Company nor any Subsidiary, is (i) in violation of its articles of association, bylaws or other organizational documents; (ii) in default, and no event exists that, with notice or lapse of time or both, would constitute such a default, in the performance or observance by the Company or any Subsidiary of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which its property or assets are subject; or (iii) in violation of any applicable law, statute, rule or regulation or any judgment or order of any U.S. or Brazilian court or arbitrator or governmental or regulatory authority, except in connection with clauses (ii) and (iii) for any such default or violation that would not have a Material Adverse Effect.

                                                   (q)            The execution and delivery by the Company of, and the performance by the Company of its obligations under each of the Transaction Documents to which it is a party (including with respect to the issuance of the ADSs, the Exchangeable Notes and the Warrants and the exchange of the Exchangeable Notes for Securities), and the issuance and delivery of the Securities, the Warrants or the Exchangeable Notes and the deposit of the Preferred Shares with the Depositary when required by the ADS Lending Agreement and Indenture and the consummation of the transactions contemplated in the Transaction Documents do not and will not contravene any provision of applicable law or the articles of association, bylaws or other organizational documents of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under each of the Transaction Documents to which the Company is a party, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Brazilian Central Bank (Banco Central do Brasil) (the “Central Bank”) and the CVM relating to the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, (“Annex V”) of the Conselho Monetário Nacional (the “CMN”), (iii) from the CVM relating to the offering of the Securities as provided for in this Agreement, (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the Brazilian Aviation Agency (Agência Nacional de Aviação Civil) (“ANAC”), all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 10 hereof)) prior to the Initial Closing Date (as defined below).

                                                     (r)            [Not used].

                                                    (s)            There are no legal, arbitration, or governmental proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company or the Subsidiaries are subject (i) that would cause a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

                                                     (t)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                                                   (u)            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

                                                   (v)            Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) are in compliance with all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                                                 (w)            There are no costs or known liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.

                                                   (x)            There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities within the Securities registered pursuant to the Registration Statement, other than the registration rights agreement by and among the Company, Gol Equity Finance and the representatives of the initial purchasers of the Exchangeable Notes, to be dated on or about the First Closing Date (in each case when used in this Agreement, as defined in the Notes Purchase Agreement) (the “Registration Rights Agreement”).

                                                   (y)            Except as otherwise disclosed in the Time of Sale Prospectus in the sections entitled “Summary—Recent Developments” and “Capitalization,” subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor the Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (ii) neither the Company nor the Subsidiaries have purchased any of their outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Company or the Subsidiaries, or any change in the terms of any aircraft leases; and (iv) there has been no prohibition or suspension of the operation of either the Company’s or the Subsidiaries’ aircraft, including, but not limited to, as a result of action taken by ANAC or the Agência Nacional de Aviação Civil or other applicable regulatory agencies or bodies.

                                                    (z)            The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property, buildings, aircraft, aircraft engines and other material personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                                                (aa)            The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor the Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                                               (bb)            To the best of the Company’s and the Subsidiaries’ knowledge, no material labor dispute with the employees of the Company or the Subsidiaries exists or is imminent; (ii) no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiaries; (iii) there has been no violation of any law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or the Subsidiaries; and (iv) there is no existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

                                                (cc)            The Company and the Subsidiaries and their owned and leased properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; neither the Company nor the Subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiaries have any reason to believe that they will not be able to renew they existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

                                              (dd)            The Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses, concessions and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses (the “Government Approvals”), and neither the Company nor the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any Government Approvals that, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect.

                                                (ee)            The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Time of Sale Prospectus, there has been no change to the Company’s and the Subsidiaries’ internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s and the Subsidiaries’ internal control over financial reporting.

                                                 (ff)            The Securities are not subject to any restrictions on transfer pursuant to the Company’s by-laws, Brazilian law or any agreement or other instrument to which the Company is a party that have not been effectively waived.

                                               (gg)            The Deposit Agreement has been duly authorized by the Company and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Selling Shareholder herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

                                               (hh)            There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, any Underwriter or the ADS Borrower for a brokerage commission, finder’s fee or other like payment in connection with this offering.

                                                   (ii)            Except as disclosed in the Time of Sale Prospectus, under current, and to the best of the Company’s knowledge, pending or proposed, laws and regulations of Brazil and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities, including those in the form of ADSs, may be paid by the Company to the holder thereof in reais, so long as the ADR program remains registered with the Central Bank and the CVM pursuant to Annex V of the CMN, which may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

                                                   (jj)            In connection with the transactions contemplated by this Agreement, the Company has not taken, nor will it take, any action for the purpose of stabilizing or manipulating the price of the Securities.

                                               (kk)            The Company has consented to the deposit of the Preferred Shares by the Selling Shareholder with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder, acting through the Company as provided hereunder, to the ADS Borrower for sale by one or more of the Underwriters on each Closing Date.

                                                   (ll)            The Company’s independent registered public accounting firm and the Audit Committee of its Boards of Directors has not been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and (iii) any material weaknesses in internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                           (mm)            There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                                               (nn)            The Company is a “foreign private issuer,” as defined in Rule 405 of the Securities Act.

                                               (oo)            The choice of law of the State of New York as the governing law of this Agreement, the Indenture, the Guarantees, the Deposit Agreement, the ADS Lending Agreement, the ADS Underwriting Agreement, the Registration Rights Agreement and the Capped Call Confirmations is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil as disclosed in the Time of Sale Prospectus under the heading “Enforcement of Civil Liabilities.” The Company has the power to submit, and pursuant to Section 17(a) hereof and Section 16(b) of the ADS Lending Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts described in Section 17(a) hereof and Section 16(b) of the ADS Lending Agreement, and has the power to designate, appoint and empower, and pursuant to Section 17(b) hereof and Section 16(d) of the ADS Lending Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement and the ADS Lending Agreement, in each case in the courts described above with respect to such agreement(s).

                                               (pp)            The Company is registered as a publicly-held company with the CVM pursuant to art. 22 of Law No. 6,385, of December 7, 1976, as amended (the “Brazilian Securities Law”) and such registration is updated and in full force as required by Instruction No 202 of December 6, 1993 of the CVM, as amended.

                                               (qq)            The Preferred Shares have been approved for listing on the Nível 2 segment of the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) (“B3”) and a number of ADSs equal to the Maximum Number of ADSs under the ADS Lending Agreement have been approved for listing on the New York Stock Exchange (the “NYSE”) and the Company has not received any notice of any proceedings relating to the delisting of the Preferred Shares and ADSs from such segment of the B3 and the NYSE, respectively.

                                                  (rr)            Ernst & Young Auditores Independentes S.S., the Company’s independent registered public accounting firm, who audited the financial statements incorporated by reference in the Registration Statement, is an independent registered public accounting firm in accordance with the auditing standards established by the Public Company Accounting Oversight Board (PCAOB) and as required by the Securities Act and the rules and regulations thereunder.

                                                 (ss)            The audited consolidated financial statements of GLAI as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, included in the Form 20-F incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and its consolidated financial performance and cash flows for the three years ended December 31, 2018, in accordance with IFRS; such financial statements have been prepared in conformity with IFRS applied on a consistent basis during the periods then ended; the other financial and statistical data set forth in each of the Time of Sale Prospectus and the Prospectus are accurately presented and prepared, where applicable, on a basis consistent with the financial statements and books and records of each of the Company and the Subsidiaries; and neither the Company nor its Subsidiaries has any material liabilities or obligations, direct or, to the best of the Company’s knowledge, contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus and the Prospectus.

                                                  (tt)            Neither the Company nor the Subsidiaries have sustained, since the date of their last audited financial statements, any loss or interference with their business from fire, explosion, flood or other calamity, regardless of whether covered by insurance.

                                               (uu)            Any statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reasonably reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                                               (vv)            The statements in each of the Time of Sale Prospectus and Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares,” “Description of the Registered ADS Borrow Facility and Concurrent Offering of Exchangeable Senior Notes” and the “Description of Concurrent Capped Call Transactions” insofar as such statements purport to summarize the provisions of applicable Transaction Documents are accurate and complete in all material respects.

                                           (ww)            No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Prospectus, Prospectus and Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                                               (xx)            All tax returns required to be filed by the Company and the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company or the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                                               (yy)            Except as described in the Time of Sale Prospectus, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the ADS Borrower, the Company or any of its subsidiaries in Brazil or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, the ADS Lending Agreement or the Deposit Agreement, (ii) the loan and delivery of the Securities to the ADS Borrower and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iii) the sale and delivery of the Securities by the Underwriters in the manner contemplated herein.

                                                (zz)            Subject to the qualifications, limitations, exceptions and assumptions set forth in the Time of Sale Prospectus, the Company was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recently ended taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

                                             (aaa)            Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus, except where such termination or non-renewal would not have a Material Adverse Effect, and no such termination or non-renewal has been threatened by the Company or any Subsidiary, or, to the best of the Company’s knowledge, any other party to any such contract or agreement.

                                           (bbb)            This Agreement, the ADS Lending Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement, the ADS Lending Agreement or the Deposit Agreement in Brazil that this Agreement, the ADS Lending Agreement or the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement, the ADS Lending Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments, except that, (i) (I) if the State in which this Agreement, the ADS Lending Agreement or the Deposit Agreement were executed is not party to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents of 5 October 1961 (the “Apostille Convention”) (a) the signatures of the parties hereto signing outside Brazil should be notarized by a notary public licensed as such under the jurisdiction of signing and (b) the signature of such notary public must be authenticated by a consular official of Brazil, or (II) if the State in which this Agreement, the ADS Lending Agreement or the Deposit Agreement were executed is party to the Apostille Convention an authority designated by such State must issue a certificate that authenticates the origin of this Agreement, the ADS Lending Agreement or the Deposit Agreement (“Apostille”); and (ii) (a) each of this Agreement, the ADS Lending Agreement and the Deposit Agreement and the Apostille (if applicable) must be translated into the Portuguese language by a sworn translator and (b) each of this Agreement, the ADS Lending Agreement and the Deposit Agreement and the Apostille (if applicable), together with its sworn translation into the Portuguese language, must be registered with the appropriate Registry of Titles and Deeds in Brazil.

                                             (ccc)            It is not necessary under the laws of Brazil (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Brazil, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the ADS Lending Agreement, the loan and delivery by the Selling Shareholder of the Securities or the sale of the Securities by the Underwriters, for any of the Underwriters, the ADS Borrower or any holder of Securities of the Company to be qualified or entitled to carry out business in Brazil.

                                          (ddd)            The courts of Brazil would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

                                             (eee)            The Company and its obligations under each of the Transaction Documents to which the Company is a party are subject to civil and commercial law and to suit, and neither the Company nor any of its properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian or New York State or United States Federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to each of the Transaction Documents to which the Company is a party (except for the right of use of public assets, granted to the Company by Brazilian authorities, related to the Company’s airline services, such as ANAC's concession of flights (slots), and for the aircraft owned by the Company and engaged in public service, which cannot be sequestrated). The irrevocable and unconditional waivers and agreements of the Company contained in Section 17(a) hereof and Section 16(f) of the ADS Lending Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement or the ADS Lending Agreement, as applicable, are valid and binding under the laws of Brazil.

                                              (fff)            No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency in Brazil is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Indenture, the Securities, the Guarantees or the Exchangeable Notes, provided that (i) any remittances by the Company from Brazil in U.S. dollars to make payments under this Agreement, the Notes Purchase Agreement, the Indenture, the Securities, the Guarantees or the Exchangeable Notes are made in accordance with the procedures established in Resolution nº 3.568, issued by the Brazilian Monetary Council on May 29, 2008, regulated by Circular nº 3.690, issued by the Central Bank of Brazil on December 16, 2013, as amended, and Circular nº 3.691, issued by the Central Bank of Brazil on December 16, 2013, as amended, and (ii) the proper legal documentation supporting and evidencing the Company’s payment obligations under the Guarantees will be presented to a Brazilian bank authorized to deal in the exchange market, as required by applicable Brazilian laws and regulations in force from time to time.

                                           (ggg)            Except as described in each of the Time of Sale Prospectus, no tax, withholding or deductions are required under current laws and regulations of Brazil or any political subdivision thereof with respect to any payments due or made by the Company under the Securities, the Guarantees, the Exchangeable Notes, the Indenture, the ADS Lending Agreement or the Deposit Agreement.

                                           (hhh)            No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, nor due to any judgment, order or decree of any government authority, agency or court having jurisdiction over such subsidiary, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company in accordance with the terms of any such loan or advance or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

                                                 (iii)            Except as otherwise described under the caption “Item 8.A. Consolidated Statements and Other Financial Information—Legal Proceedings” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, as filed on March 13, 2019 (the “2018 Annual Report”), with respect to (i) below, neither the Company, the Subsidiaries, nor to the respective knowledge of the Company and the Subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiaries, respectively, or any of their respective subsidiaries, has (i) used any corporate funds of the Company or the Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and rules and regulations thereunder, the Brazilian Anti-Corruption Law No. 12,846/13 or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries and, to the respective knowledge of the Company and the Subsidiaries, their respective affiliates have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure and which are reasonably expected to continue to ensure compliance with all applicable laws. Neither the Company nor the Subsidiaries will use, directly or indirectly, the proceeds from any lending fees pursuant to the ADS Lending Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

                                                 (jjj)            The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                                           (kkk)            Neither the Company, the Subsidiaries nor, to the respective knowledge of the Company and the Subsidiaries, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or the Subsidiaries, is currently subject to or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of Commerce, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each a “Sanctioned Country”), including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country or Region”). The Company will not directly or indirectly use the proceeds from any lending fees pursuant to the ADS Lending Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or Region or (iii) causing a violation by any person (including any person participating in the transaction, whether as underwriter, placement agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country or Region.

                                                 (lll)            Except as described in the Time of Sale Prospectus, the Company has not entered into any transaction or agreement (not in the ordinary course of business) with subsidiaries or affiliates that is material to the Company and neither the Company nor any of its subsidiaries (i) has entered into any transaction or agreement (not in the ordinary course of business) that is material to the Company and subsidiaries and affiliates or (ii) has, directly or indirectly, incurred any liability or undertaken any obligation that would have a Material Adverse Effect.

                         2.            Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters and the ADS Borrower that:

                                                    (a)            This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

                                                   (b)            The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the ADS Lending Agreement do not and will not contravene any provision of applicable law, or the organizational documents of the Selling Shareholder (if the Selling Shareholder is a corporation), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement and the ADS Lending Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the offering of the Securities as provided for in this Agreement, (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the ANAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 11 hereof) prior to the Initial Closing Date.

                                                    (c)            The Selling Shareholder has, and on any Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code in respect of, the Securities to be loaned by the Selling Shareholder pursuant to the ADS Lending Agreement, and sold by the Underwriters pursuant to this Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and the ADS Lending Agreement and to transfer and deliver the Securities to be loaned by the Selling Shareholder pursuant to the ADS Lending Agreement or a security entitlement in respect of such Securities.

                                                   (d)            There are no legal, arbitration, or governmental proceedings pending or, to the best of the Selling Shareholder’s knowledge, threatened to which the Selling Shareholder is a party or to which any of the properties of the Selling Shareholder is subject (i) that would not have a Material Adverse Effect on the power or ability of the Selling Shareholder to perform its obligations under this Agreement or the ADS Lending Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

                                                    (e)            All right, title and interest in the Securities borrowed pursuant to the ADS Lending Agreement will be transferred to the ADS Borrower, for transfer to, or upon the order of, the Underwriters, free and clear of all security interests, claims, liens, equities or other encumbrances.

                                                    (f)            The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus and the Prospectus that has had, or may have, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to cause its Securities to be sold pursuant to this Agreement.

                                                   (g)            (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at any Closing Date (as defined in Section 5 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                                                   (h)            Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Selling Shareholder has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

                                                     (i)            In connection with the transactions contemplated by this Agreement, the Selling Shareholder has not taken and will not take any action for the purpose of stabilizing or manipulating the price of the Securities.

                                                     (j)            The Selling Shareholder has deposited, or will deposit prior to the Initial Closing Date, 28,000,000 Preferred Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be loaned by it to the ADS Borrower on the Initial Closing Date and has instructed or will instruct the Depositary to deliver such ADSs to or upon the direction of the ADS Borrower as provided in the ADS Lending Agreement at the Initial Closing Date.

                                                   (k)            No persons are entitled to preemptive or other rights to acquire the Securities from the Selling Shareholder, and the Preferred Shares may be deposited, without any restrictions on transfer, with the Depositary against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement.

                                                     (l)            This Agreement, the ADS Lending Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement, the ADS Lending Agreement and the Deposit Agreement in Brazil that this Agreement, the ADS Lending Agreement and the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement, the ADS Lending Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees, except that, (i) (I) if the State in which this Agreement, the ADS Lending Agreement or the Deposit Agreement were executed is not party to the Apostille Convention (a) the signatures of the parties hereto signing outside Brazil should be notarized by a notary public licensed as such under the jurisdiction of signing and (b) the signature of such notary public must be authenticated by a consular official of Brazil, or (II) if the State in which this Agreement, the ADS Lending Agreement or the Deposit Agreement were executed is party to the Apostille Convention an authority designated by such State must issue an Apostille; and (ii) (a) each of this Agreement, the ADS Lending Agreement and the Deposit Agreement and the Apostille (if applicable) must be translated into the Portuguese language by a sworn translator and (b) each of this Agreement, the ADS Lending Agreement and the Deposit Agreement and the Apostille (if applicable), together with its sworn translation into the Portuguese language, must be registered with the appropriate Registry of Titles and Deeds in Brazil.

                                                 (m)            The Selling Shareholder has the power to submit, and pursuant to Section 17(a) hereof and Section 16(b) of the ADS Lending Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts described in Section 17(a) hereof and Section 16(b) of the ADS Lending Agreement, and has the power to designate, appoint and empower, and pursuant to Section 17(b) hereof and Section 16(d) of the ADS Lending Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement and the ADS Lending Agreement, in each case in the courts described above with respect to such agreement(s).

                                                   (n)            Except as described in the Time of Sale Prospectus, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the ADS Borrower, the Company or any of its subsidiaries in Brazil or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement or the ADS Lending Agreement, (ii) the loan and delivery of the Securities to the ADS Borrower and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iii) the sale and delivery of the Securities by the Underwriters in the manner contemplated herein.

                                                   (o)            The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

                                                   (p)            Except as otherwise described under the caption “Item 8.A. Consolidated Statements and Other Financial Information—Legal Proceedings” in the 2018 Annual Report with respect to (i) below, neither the Selling Shareholder, nor to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or other person acting on behalf of the Selling Shareholder, has (i) used any corporate funds of the Selling Shareholder for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and rules and regulations thereunder, the Brazilian Anti-Corruption Law No. 12,846/13 or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Selling Shareholder and, to the knowledge of the Selling Shareholder, its affiliates have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure and which are reasonably expected to continue to ensure compliance with all applicable laws. The Selling Shareholder will not use, directly or indirectly, the proceeds from any lending fees pursuant to the ADS Lending Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

                                                   (q)            The operations of the Selling Shareholder are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

                                                     (r)            Neither the Selling Shareholder, nor to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or person acting on behalf of the Selling Shareholder, is currently subject to or the target of any Sanctions, nor is the Selling Shareholder located, organized or resident in a Sanctioned Country or Region. The Selling Shareholder will not directly or indirectly use the proceeds from any lending fees pursuant to the ADS Lending Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or Region or (iii) causing a violation by any person (including any person participating in the transaction, whether as underwriter, placement agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Selling Shareholder has not engaged in and is not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country or Region.

                                                    (s)            The ADS Lending Agreement has been duly authorized, executed and delivered by the Selling Shareholder and, assuming the respective parties thereto (other than the Selling Shareholder) have satisfied those legal requirements that are applicable to them to the extent necessary to make the ADS Lending Agreement enforceable against them, constitutes the valid, binding and enforceable agreement of the Selling Shareholder, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles; and the ADS Lending Agreement conforms in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

                                                     (t)            The Selling Shareholder is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code and under article 955 of the Brazilian Civil Code) and would be able to purchase a number of ADSs equal to the aggregate Maximum Number of ADSs under the ADS Lending Agreement in compliance with the laws of the Selling Shareholder’s jurisdiction of incorporation.

                         3.            Lock-Up. Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 85 Trading Days (as defined in the ADS Lending Agreement, a “Trading Day”) after the date of the Prospectus (the “Restricted Period”) (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of or transfer, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any Securities or any securities convertible into or exercisable or exchangeable for Securities.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder (including, without limitation, any Additional ADSs) and the entry into, and transactions pursuant to, the ADS Lending Agreement, (b) the Exchangeable Notes to be sold under the Notes Purchase Agreement, the issuance of the Warrants, any Preferred Shares upon exercise of such Warrants in connection with the exchange of the Exchangeable Notes and the delivery of ADSs representing such Preferred Shares upon such exchange, (c) the issuance by the Company of ADSs or Preferred Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (d) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby, (e) transactions by the Selling Shareholder relating to the Securities or other securities acquired in open market transactions after the completion of the offering of the Securities, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Securities or other securities acquired in such open market transactions, (f) transfers by the Selling Shareholder of Securities or any security convertible into Securities as a bona fide gift, (g) distributions by the Selling Shareholder of Securities or any security convertible into Securities to limited partners or stockholders of the Selling Shareholder or (h) the assignment of the preemptive rights of the Selling Shareholder’s subscription bonus to Gol Equity Finance; provided that in the case of any transfer or distribution pursuant to clause (e) or (f), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Securities, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, or (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that (A) such plan does not provide for the transfer of Securities during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period.

In addition, the Selling Shareholder agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Securities held by such Selling Shareholder except in compliance with the foregoing restrictions.

If the Representatives on behalf of the Underwriters, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

                         4.            Terms of Public Offering. The Selling Shareholder is advised by the Representatives that the Underwriters propose to make a public offering of its Securities as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable, and from time to time thereafter. The Selling Shareholder is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Time of Sale Prospectus and herein. If the Notes Purchase Agreement is terminated without issuance of the Exchangeable Notes, the ADS Lending Agreement will terminate, the offering of Securities will terminate and all ADSs delivered pursuant to the ADS Lending Agreement (or ADSs fungible with such ADSs) will be returned to the Selling Shareholder as provided in the ADS Lending Agreement.

                         5.            Payment and Delivery. Upon the terms set forth herein, and in accordance with the ADS Lending Agreement (including, without limitation, Section 2(b) thereof), 5,202,935 ADSs (the “Initial ADSs”) in the aggregate shall be delivered by the Selling Shareholder by book-entry transfer to or upon the direction of the ADS Borrower by 10:00 a.m., New York City time, on the First Closing Date or at such other time on the same or such other date, not later than April 2, 2019, as the Representatives, the Selling Shareholder and the ADS Borrower shall agree in writing. Upon the basis of the representations and warranties herein contained, but subject to the conditions herein stated, each Underwriter agrees, severally and not jointly, to purchase from the ADS Borrower on the Initial Closing Date the number of Initial ADSs set forth in Schedule I hereto opposite the name of such Underwriter at U.S.$15.00 per ADS. Payment for the Initial ADSs shall be made by the Underwriters to the ADS Borrower in federal or other funds immediately available in New York City against delivery of such Initial ADSs for the account of the Representatives at 10:00 a.m., New York City time, on March 26, 2019, or at such other time on the same or such other date, not later than April 2, 2019, as shall be designated in writing by the Underwriters. The time and date of such delivery is hereinafter referred to as the “Initial Closing Date.”

The ADS Borrower has also requested to borrow an additional 8,797,065 ADSs, to be delivered on the First Closing Date as provided in the ADS Lending Agreement. Any additional ADSs described in the immediately preceding sentence are herein referred to as the “Additional ADSs.” One or more of the Underwriters may sell such Additional ADSs from time to time upon the basis of the representations and warranties herein contained, but subject to the conditions herein stated, with the terms of payment by the relevant Underwriter, and delivery of the Additional ADSs by the ADS Borrower, to be separately agreed between such Underwriter and the ADS Borrower. The time and date any Additional ADSs shall be delivered upon the sale thereof by one or more Underwriters are herein referred to as a “Subsequent Closing Date.” In furtherance of the foregoing and of the sale of the Exchangeable Notes under the Notes Purchase Agreement, each of the Company and the Selling Shareholder hereby agrees that each representation and warranty made by it hereunder shall be deemed to be repeated as of each Subsequent Closing Date during the Additional Sales Period (as defined below). The Initial Closing Date and each Subsequent Closing Date are each referred to as a “Closing Date.”

                         6.            Conditions to the Underwriters’ and the ADS Borrower’s Obligations. The several obligations of the Underwriters and the ADS Borrower with respect to any Securities to be delivered on any Closing Date are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

As used in this Section 6, the term “Bring-Down Closing Date” shall mean each date during the Additional Sales Period on which the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus is amended or supplemented after the Initial Closing Date, including as a result of (i) any Current Report on Form 6-K, or any amendment to a prior Current Report on Form 6-K, that is incorporated by reference therein (to the extent such Current Report on Form 6-K contains quarterly financial information and/or pro forma information or other updated and/or amended or supplemented financial or pro forma information to the previous financial and/or pro forma financial information incorporated therein, or contains any other material information but not including other Current Reports on Form 6-K) or (ii) any Annual Report on Form 20-F, or any amendment to a prior Annual Report on Form 20-F, and at least once during the Company’s fiscal quarter ending June 30, 2019. Each Bring-Down Closing Date shall be considered a “Closing Date” solely for purposes of each of Sections 6(b) through (g) and Sections 6(i) through (j) below.

The several obligations of the Underwriters and the ADS Borrower on any Closing Date are subject to the following further conditions:

                                                    (a)            Subsequent to the execution and delivery of this Agreement and prior to such Closing Date:

                                                                                  (i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

                                                                                (ii)            the representations and warranties of the Company and the Selling Shareholder contained in this Agreement and the ADS Lending Agreement shall remain true and correct; and

                                                                              (iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

                                                   (b)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date a certificate, dated such Closing Date and signed by an executive officer of each of the Company and the Selling Shareholder, to the effect set forth in Section 6(a)(i) and (ii) above, to the effect that the representations and warranties of the Company and the Selling Shareholder contained in this Agreement and the ADS Lending Agreement are true and correct as of such Closing Date, and that each of the Company and the Selling Shareholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. Each of the officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                                                    (c)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian special outside counsel for each of the Company and the Selling Shareholder, dated such Closing Date, in the form set forth in Annex A hereto.

                                                   (d)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date the opinion, negative assurance letter and reliance letter of Milbank LLP, special United States counsel for the Company, dated such Closing Date, in the form set forth in Annex B hereto.

                                                    (e)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date the opinion and reliance letter of Milbank LLP, counsel for the Selling Shareholder, dated such Closing Date, in the form set forth in Annex B hereto.

                                                    (f)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date an opinion and negative assurance letter of Cescon, Barrieu, Flesch & Barreto Advogados, Brazilian counsel for the Underwriters and the ADS Borrower, dated such Closing Date, in customary form reasonably satisfactory to the Representatives and the ADS Borrower.

                                                   (g)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received on such Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, United States counsel for the Underwriters and the ADS Borrower, dated such Closing Date, in customary form reasonably satisfactory to the Representatives and the ADS Borrower.

With respect to Section 6(c) above, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Cescon, Barrieu, Flesch & Barreto Advogados, with respect to 6(d) above, Milbank LLP and Davis Polk & Wardwell LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to 6(e) above, Milbank LLP may rely upon an opinion or opinions of counsel for the Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in other documents and instruments; provided that (i) counsel for the Selling Shareholder is satisfactory to the Representatives’ counsel, (ii) a copy of each opinion so relied upon is delivered to the Representatives and the ADS Borrower and is in form and substance satisfactory to the Representatives’ counsel, (iii) copies of any such other documents and instruments shall be delivered to the Representatives and the ADS Borrower and shall be in form and substance satisfactory to the Representatives’ counsel and (iv) Milbank LLP shall state in their opinion that they are justified in relying on such other opinion.

                                                   (h)            The opinions of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Milbank LLP described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters and the ADS Borrower at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

                                                     (i)            With respect to the Initial Closing Date and any Bring-Down Closing Date, Emmet, Marvin & Martin LLP, counsel for the Depositary, shall have furnished to the Representatives and the ADS Borrower their written opinion, dated such Closing Date, in the form set forth in Annex C hereto.

                                                     (j)            With respect to the Initial Closing Date and any Bring-Down Closing Date, the Underwriters and the ADS Borrower shall have received, on each of the date hereof and such Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on such Closing Date shall use a “cut-off date” not earlier than three business days before such Closing Date.

                                                   (k)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders (including the Selling Shareholder), officers and directors of the Company relating to sales and certain other dispositions of Securities or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on such Closing Date.

                                                     (l)            [Not used.]

                                                 (m)            The Maximum Number of ADSs under the ADS Lending Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

                                                   (n)            Gol Equity Finance shall have executed and delivered the Base Capped Call Confirmations and, if applicable, the Additional Capped Call Confirmations; the Base Capped Call Confirmations and, if applicable, the Additional Capped Call Confirmations shall be in full force and effect, and Gol Equity Finance shall not be in breach or default thereunder.

                                                   (o)            The Selling Shareholder and the Company shall have executed and delivered the ADS Lending Agreement, the ADS Lending Agreement shall be in full force and effect, neither the Selling Shareholder nor the Company shall be in breach or default thereunder.

                                                   (p)            With respect to the Initial Closing Date, all conditions to the First Closing Date under the Notes Purchase Agreement shall have been satisfied and the closing of the initial issuance of Exchangeable Notes under the Notes Purchase Agreement shall have occurred concurrently with the offering and sale of the Initial ADSs under this Agreement. With respect to any Subsequent Closing Date, all conditions to any closing date under the Notes Purchase Agreement occurring on or prior to such Subsequent Closing Date shall have been satisfied and the closing of the transactions under the Notes Purchase Agreement with respect to each such closing date thereunder shall have occurred.

                         7.            Covenants of the Company. The Company covenants with each Underwriter and the ADS Borrower as follows:

                                                    (a)            To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto) and the ADS Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and the ADS Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADS Registration Statement as the Representatives may reasonably request.

                                                   (b)            To keep available the Registration Statement for the sale of the Securities during the period from March 21, 2019 through the 85th Trading Day immediately following March 21, 2019 (such period, the “Additional Sales Period”) and to keep available under the Registration Statement a number of Securities equal to the then-applicable Maximum Number of ADSs under the ADS Lending Agreement; before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives and the ADS Borrower a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives or ADS Borrower reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                                                    (c)            To furnish to the Representatives and the ADS Borrower a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives or ADS Borrower reasonably object.

                                                   (d)            Not to take any action that would result in an Underwriter, an ADS Borrower or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter or ADS Borrower that the Underwriter or ADS Borrower otherwise would not have been required to file thereunder.

                                                    (e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters and the ADS Borrower, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, to the ADS Borrower and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

                                                    (f)            If, during such period after the first date of the public offering of the Securities, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters and the ADS Borrower, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, to the ADS Borrower and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

                                                   (g)            To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

                                                   (h)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                                                     (i)            To use its best efforts to effect and maintain the listing of the Preferred Shares on the B3, to maintain the registration of the Company with the CVM and to maintain the registration of the ADR program with the Central Bank and the CVM.

                                                     (j)            To use its best efforts to effect and maintain the listing of the Maximum Number of ADSs under the ADS Lending Agreement on the NYSE, including the filing with the NYSE of all required documents and notices for non-U.S. companies that have securities that are traded on the NYSE.

                                                   (k)            To file any documents or reports with respect to the Securities required to be filed with the CVM and the B3 in the time period required for such filing.

                                                     (l)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering of the Securities and the concurrent offering of the Exchangeable Notes, in substantially the form of Schedule III, and to file such final term sheet on the date the final terms have been established for the offerings of the Securities and the Exchangeable Notes.

                                                 (m)            To furnish to the holders of the ADSs, directly or through the Depositary, with a copy to the Representatives, (A) after the end of each fiscal year, an annual report (in English) that will include a review of operations and annual audited consolidated financial statements (including consolidated balance sheets, statements of operations, statements of changes in equity and statements of cash flows) with an opinion by an independent accountant and prepared in conformity with IFRS; and (B) after the end of each of the first three quarterly periods of each fiscal year, unaudited consolidated financial information prepared in accordance with IFRS, equivalent in substance to the information that would be required to be filed on Form 10-Q, if the Company were required to file quarterly reports on Form 10-Q.

                                                   (n)            To publish an earnings release reporting financial results prepared in accordance with IFRS (i) no later than the publishing of an earnings release reporting financial results for the corresponding period prepared in accordance with generally accepted accounting principles in Brazil and (ii) that has a level of detail substantially similar to such earnings release prepared in accordance with generally accepted accounting principles in Brazil.

                                                   (o)            On any Bring-Down Closing Date, to deliver, or cause to be delivered, to the Underwriters and the ADS Borrower no later than 10:00 a.m., New York City time each document set forth in Sections 6(b) through (g) and Sections 6(i) through (j) above, in each case dated as of such Bring-Down Closing Date.

                                                   (p)            From time to time during the Additional Sales Period, if the Representatives notify the Company that an Underwriter proposes to sell any Securities loaned to the ADS Borrower pursuant to this Agreement, the Company shall make available to the Representatives and the ADS Borrower such personnel and documents of the Company as the Representatives and the ADS Borrower shall reasonably request to conduct due diligence prior to the relevant Closing Date.

                                                   (q)            The Company shall pay, and shall indemnify and hold the Underwriters and the ADS Borrower harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of Brazil or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement and the ADS Lending Agreement, (ii) the deposit by the Selling Shareholder of the Preferred Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs in exchange therefor by the Depositary to the Selling Shareholder, (iii) the loan and delivery of the Securities by the Selling Shareholder to the ADS Borrower and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the sale and delivery of the Securities by the Underwriters in the manner contemplated herein.

                                                     (r)            All sums payable by the Company or the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties imposed under the current laws and regulations of Brazil or of any other jurisdiction in which the Company or the Selling Shareholder, as the case may be, is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter or ADS Borrower of the full amount that would have been receivable had no deduction or withholding been made, except to the extent that such taxes or duties (a) were imposed due to a connection between the Underwriters and the Relevant Taxing Jurisdiction other than the mere entering into, performance or enforcement of this Agreement or the receipt of payments hereunder or (b) would not have been imposed but for the failure of the Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or a reduction in, such taxes or duties, provided however that compliance should not be a precondition if such compliance would impose a material burden on an Underwriter or materially prejudice the legal or commercial position of an Underwriter.

                                                    (s)            All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where an Underwriter, ADS Borrower, the Company or the Selling Shareholder, as the case may be, is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter or ADS Borrower, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

                         8.            Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter and the ADS Borrower as follows:

                                                    (a)            To keep available, at all times prior to the termination of the ADS Lending Agreement in accordance with its terms, a number of Securities corresponding to the Maximum Number of ADSs to be loaned by the Selling Shareholder pursuant to the ADS Lending Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances and free and clear of preemptive or similar rights.

                                                   (b)            To deliver to each Underwriter and ADS Borrower (or their respective agents), prior to or at the Initial Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-8, together with all required attachments to such form and from time to time thereafter during the Additional Sales Period whenever a lapse in time or change in circumstances renders such form or attachments obsolete or inaccurate in any material respect.

                                                    (c)            On any Bring-Down Closing Date, to deliver, or cause to be delivered, to the Underwriters and the ADS Borrower no later than 10:00 a.m., New York City time each document set forth in Sections 6(b) through (g) and Sections 6(i) through (j) above, in each case dated as of such Bring-Down Closing Date.

                         9.            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholder’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, ADS Borrower and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the ADS Borrower and the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses and taxes incident to (A) the deposit by the Selling Shareholder of the Preferred Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs in exchange therefor by the Depositary to the Selling Shareholder, (B) the delivery of the ADSs by the Selling Shareholder to the ADS Borrower and to or for the account of the Underwriters and (C) the sale and delivery outside Brazil of the ADSs by the Underwriters to each other and the initial purchasers thereof in the manner contemplated herein, including, in any such case, any Brazilian income, capital gains, withholding transfer or other tax (but excluding any brokerage fee and any Brazilian income tax on capital gains from the sale of the Securities and on the income of any Underwriter whose net income is subject to tax by Brazil) asserted against an Underwriter by reason of the sale of any Securities pursuant to this Agreement or the Agreement Between Underwriters, including without limitation any taxes referred to in Section 1(yy) above, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under securities laws of various jurisdictions as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (“FINRA”), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8‑A relating to the Securities and all costs and expenses incident to listing the Securities on the NYSE and other national securities exchanges and the B3 and other foreign stock exchanges and the registration of the Securities with the CVM, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, including the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the ADS Borrower and the Underwriters in connection with the transactions contemplated hereby), (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Selling Shareholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, the Agreement Between Underwriters and any other documents in connection with the offering and sale of the Securities, (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder hereunder and under the ADS Lending Agreement (other than, for the avoidance of doubt, the payment by the ADS Borrower of any fees required by the ADS Lending Agreement) for which provision is not otherwise made in this Section and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters in connection with ADS Lending Agreement and the offering and sale of the Securities. All individual expense items in excess of US$10,000 must be previously approved by the Company or the Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

                     10.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

                     11.            Indemnity and Contribution.

                                                    (a)            The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and ADS Borrower, each person, if any, who controls any Underwriter or ADS Borrower within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter and ADS Borrower within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or ADS Borrower furnished to the Company in writing by such Underwriter or ADS Borrower through you expressly for use therein, it being understood and agreed that the only such information furnished consists of (i) the names of the Underwriters on the cover page of the Prospectus, (ii) the names of the Underwriters in the first table under the section titled “Underwriting” in the Prospectus and (iii) the applicable information under the heading “Price Stabilization, Short Positions” under the section titled “Underwriting” in the Prospectus. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate loan fee paid under the ADS Lending Agreement by the ADS Borrower to the Selling Shareholder.

                                                   (b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished consists of (i) the names of the Underwriters on the cover page of the Prospectus, (ii) the names of the Underwriters in the first table under the section titled “Underwriting; Conflicts of Interest” in the Prospectus and (iii) the applicable information under the heading “Price Stabilization, Short Positions” under the section titled “Underwriting” in the Prospectus.

                                                    (c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or Section 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and ADS Borrower and all persons, if any, who control any Underwriter or ADS Borrower within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter or ADS Borrower within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and ADS Borrower and such control persons and affiliates of any Underwriters or ADS Borrower, such firm shall be designated in writing by the Representatives on behalf of the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                                                   (d)            To the extent the indemnification provided for in Section 11(a) or Section 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the aggregate loan fee paid under the ADS Lending Agreement by the ADS Borrower to the Selling Shareholder pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company or the Selling Shareholder, as applicable, on the one hand and the Underwriters and ADS Borrower on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, as applicable, or by the Underwriters and the ADS Borrower and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate loan fee paid under the ADS Lending Agreement by the ADS Borrower to the Selling Shareholder.

                                                    (e)            The Company, the Selling Shareholder, the Underwriters and ADS Borrower agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters and ADS Borrower were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, neither any Underwriter nor the ADS Borrower shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten or borrowed by it, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter or ADS Borrower has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                                    (f)            The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the ADS Borrower, any person controlling any Underwriter or ADS Borrower or any affiliate of any Underwriter, the ADS Borrower, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                     12.            Termination. The Representatives and the ADS Borrower may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the end of the Additional Sales Period (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the B3, New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

                     13.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                                                    (a)            If, on the Initial Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the ADS Borrower, the Company and the Selling Shareholder for the purchase of such ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the ADS Borrower or the Selling Shareholder. In any such case either the Representatives and the ADS Borrower or the Company and the Selling Shareholder shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                                                   (b)            If this Agreement shall be terminated by the Underwriters or the ADS Borrower, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement or the ADS Lending Agreement, the Company and the Selling Shareholder will reimburse the ADS Borrower, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters or ADS Borrower, as applicable, in connection with the ADS Lending Agreement, this Agreement or the offering contemplated hereunder.

                     14.            Entire Agreement.

                                                    (a)            This Agreement, together with any contemporaneous written agreement and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters and the ADS Borrower, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the sale of the Securities.

                                                   (b)            Each of the Company and the Selling Shareholder acknowledges that in connection with the offering of the Securities: (i) the Underwriters and the ADS Borrower have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters and the ADS Borrower owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement, prior written agreements (to the extent not superseded by this Agreement), if any, and, with respect to the ADS Borrower, the ADS Lending Agreement, and (iii) the Underwriters and the ADS Borrower may have interests that differ from those of the Company and/or the Selling Shareholder. Each of the Company and the Selling Shareholder waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters or the ADS Lenders arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

                     15.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     16.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                     17.            Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement, the Deposit Agreement, the ADS Registration Statement or the offering of the Preferred Shares or the ADSs (each, a “Related Proceeding”). Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or the Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)              Each of the Company and the Selling Shareholder hereby irrevocably appoints Cogency Global Inc. located at 10 E. 40th Street, 10th Floor, New York, New York, 10016 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholder represents and warrants that such agent has agreed to act as the Company’s and the Selling Shareholder’s agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

                     18.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholder, as the case may be, with respect to any sum due from it to any Underwriter or the ADS Borrower, or any person controlling any Underwriter or the ADS Borrower, shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter, ADS Borrower or controlling person of any sum in such other currency, and only to the extent that such Underwriter, ADS Borrower or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter, ADS Borrower or controlling person hereunder, the Company and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, ADS Borrower or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter, ADS Borrower or controlling person hereunder, such Underwriter, ADS Borrower or controlling person agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter, ADS Borrower or controlling person hereunder.

                     19.            [Reserved].

                     20.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                     21.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to facsimile: (212) 230-8730, Attention: ECM Legal; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: Equity Capital Markets, with a copy to the Legal Department; if to the ADS Borrower, to Merrill Lynch International, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (Attn: Robert Stewart, Assistant General Counsel, Telephone +1 (646) 855-0711, e-mail: rstewart4@bankofamerica.com); if to the Company shall be delivered, mailed or sent to Praça Comandante Linneu Gomes, S/N, Portaria 3, Jardim Aeroporto, 04626-020, São Paulo, SP, Brazil, Attention: Executive Vice President (Facsimile: +55 11 5098-2341, e-mail: rfl@voegol.com.br), with copy to: Corporate Legal Director (Facsimile: +55 (11) 5098-2341; e-mail: ggfbarioni@voegol.com.br), and if to the Selling Shareholder shall be delivered, mailed or sent to Banco Modal S.A., Praia de Botafogo, 501, 5th floor, Torre Pão de Açúcar, Botafogo, CEP 22250-040, Rio de Janeiro, RJ, (Attention: MOBI Fundo de Investimento em Ações).

                     22.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Gol Linhas Aéreas Inteligentes S.A.
By:	/s/ Celso Ferrer
Name: Celso Ferrer
Title: Vice Presidente de Planejamento, CPO
By:	/s/ Eduardo Jose Bernardes Neto
Name: Eduardo Jose Bernardes Neto
Title: Vice-Presidente de Vendas & Mkt, CCO

MOBI Fundo de Investimento em Ações, herein represented by its administrator, Modal Distribuidora de Títulos e Valores Mobiliários Ltda., na institution organized and existing under the laws of the Federative Republic of Brazil, registered with CNPJ under No. 05.389.174/0001-01, with its head office at Praia de Botafogo, 501, 5th floor, Torre Pão de Açúcar, Botafogo, CEP 22250-040, Rio de Janeiro, RJ

By:	/s/ Rodrigo Mikan
Name: Rodrigo Mikan
Title: Authorized Signatory
By:	/s/ Rodrigo Puga
Name: Rodrigo Puga
Title: Diretor

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Acting on behalf of itself and as Representative of the several Underwriters named in Schedule I hereto

By: Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

By:	/s/ Shiv Vasisht
Name: Shiv Vasisht
Title: Managing Director

Morgan Stanley & Co. LLC Acting on behalf of itself and as Representative of the several Underwriters named in Schedule I hereto By: Morgan Stanley & Co. LLC
By:	/s/ Joel Carter
Name: Joel Carter
Title: Managing Director

Evercore Group L.L.C. Acting on behalf of itself and as Representative of the several Underwriters named in Schedule I hereto By: Evercore Group L.L.C.
By:	/s/ James R. Birle, Jr.
Name: James R. Birle, Jr.
Title: Senior Managing Director

Merrill Lynch International, as the ADS Borrower By: Merrill Lynch International
By:	/s/ Kevin O’Sullivan
Name: Kevin O’Sullivan
Title: Managing Director

STATE OF NEW YORK                   )

                                                            : ss.

COUNTY OF NEW YORK              )

            On this        day of                 , 2019, before me, a notary public within and for said county, personally appeared                                 , to me personally known who being duly sworn, did say that such person is                                 and authorized signatory of                                 , which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

……………………………………

[NOTARIAL SEAL]

SCHEDULE I

Underwriter	Number of Initial ADSs Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,228,536
Morgan Stanley & Co. LLC	1,006,869
Evercore Group L.L.C.	787,283
Banco BTG Pactual S.A. – Cayman Branch	362,160
Deutsche Bank Securities Inc.	300,239
Credit Agricole Securities (USA) Inc.	295,557
BCP Securities, LLC	295,036
Nomura Securities International, Inc.	243,001
Banco Bradesco BBI S.A.	216,464
Santander Investment Securities Inc.	158,706
The Buckingham Research Group	204,495
BB Securities Limited	104,589
Total	5,202,935

I-1

SCHEDULE II

Time of Sale Prospectus

1. Preliminary Prospectus Supplement issued March 14, 2019

2. Pricing term sheet dated the date hereof (Schedule III)

II-1

SCHEDULE III

PRICING TERM SHEET

[Intentionally omitted.]

III-1

Annex A

Form of Opinion of Mattos Filho, Veiga Filho,
Marrey Jr. e Quiroga Advogados

[Intentionally omitted.]

A-1

Form of Negative Assurance Letter of Mattos Filho, Veiga Filho,
Marrey Jr. e Quiroga Advogados

[Intentionally omitted.]

A-2

Annex B

Form of Opinion of Milbank LLP

[Intentionally omitted.]

Form of Negative Assurance Letter of Milbank LLP

[Intentionally omitted.]

Form of ADS Borrower Reliance Letter of Milbank LLP

[Intentionally omitted.]

Annex C

Form of Opinion of Emmet, Marvin & Martin LLP

[Intentionally omitted.]

C-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[⦁], 2019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

            The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Evercore Group L.L.C. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gol Linhas Aéreas Inteligentes S.A., a Brazilian corporation (sociedade anônima) (the “Company”) and MOBI Fundo de Investimento em Ações (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (representing non-voting preferred shares (ações preferenciais) (no par value) of the Company) of the Selling Shareholder, which shall be deposited and delivered as provided in the Underwriting Agreement (the “Securities”). Capitalized terms used but not defined herein shall have the respective meanings assigned them in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 85 Trading Days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend,

Ex.A-1

or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Securities or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions, (b) transfers of shares of Securities or any security convertible into Securities as a bona fide gift, [(c) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby], (d) distributions of Securities or any security convertible into Securities to limited partners or stockholders of the undersigned or (e) the assignment of the preemptive rights of the Selling Shareholder’s subscription bonus to Gol Equity Finance; provided that in the case of any transfer or distribution pursuant to clause (b) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Securities shall be required or shall be voluntarily made during the Restricted Period, [or] (f) the establishment of a trading plan pursuant to Rule 10b5‑1 under the Exchange Act for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period [or (g) entry into, and transactions pursuant to, the ADS Lending Agreement and the Underwriting Agreement]1. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Securities except in compliance with the foregoing restrictions.

1 To be included for lock-ups to be executed by the Constantinos.

Ex.A-2

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.]

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
(Name)
(Address)

Ex.A-3

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[⦁], 20[⦁]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Gol Linhas Aéreas Inteligentes S.A. (the “Company”) of American Depositary Shares (representing non-voting preferred shares (ações preferenciais) (no par value) of the Company) (the “ADSs”), and the lock-up letter dated [⦁], 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [⦁], 20[⦁], with respect to [⦁] ADSs (the “Securities”).

The Representatives on behalf of the Underwriters hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective [⦁], 20[⦁]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Ex.B-1

Merrill Lynch, Pierce, Fenner & Smith Incorporated Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:
Name:
Title:

Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:
Name:
Title:

Evercore Group L.L.C. Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:
Name:
Title:

cc: Company

Ex.B-2

FORM OF PRESS RELEASE

Gol Linhas Aéreas Inteligentes S.A.

[Date]

Gol Linhas Aéreas Inteligentes S.A. (the “Company”) announced today that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Evercore Group L.L.C., the lead book-running managers in the Company’s recent public sale of American Depositary Shares (representing non-voting preferred shares (ações preferenciais) (no par value) of the Company) (the “ADSs”), are [waiving][releasing] a lock-up restriction with respect to [⦁] ADSs of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [⦁], 20[⦁], and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex.B-3

EXHIBIT C

LIST OF SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation
Gol Linhas Aéreas S.A.	Brazil
Smiles Fidelidade S.A.	Brazil
Smiles Viagens e Turismo S.A.	Brazil
GAC Inc.	Cayman Islands
Gol Finance (previously named Gol LuxCo S.A.)	Grand Duchy of Luxembourg
Gol Finance, Inc.	Cayman Islands

Ex.C-1